GENERAL RELEASE AND MEMBERSHIP INTEREST ISSUANCE AGREEMENT

This General Release and Membership Interest Issuance Agreement (the “Agreement”) is made and entered into as of July 8, 2008 (the “Effective Date”) by and between Auto Acquisition Inc., a Delaware corporation (“AAI”), Brian M. Wood, an individual (“Wood”), and EV Rental Cars, LLC, a California limited liability company (the “Company”) (collectively, the “Parties”).

RECITALS

A. Wood is presently employed by AAI.

B. Pursuant to an agreement and plan of merger being negotiated by and between the Company and IMMS, Inc., a Nevada corporation (“IMMS”), the Company is contemplating a reorganization whereby a wholly-owned subsidiary of IMMS would be merged with and into the Company, with the Company being the surviving entity and becoming a wholly-owned subsidiary of IMMS (the “Proposed Merger”).

C. The Company is assembling a new senior management team to manage IMMS after the closing of the Proposed Merger and desires to secure Wood’s employment prior to the closing of the Proposed Merger.

D. Wood desires to become employed by IMMS after the closing of the Proposed Merger according to the terms and conditions of the employment agreement attached as Exhibit“A” hereto (the “Employment Agreement”).

E. AAI desires to release the Company, IMMS and Wood from any and all obligations owed to AAI, including those obligations arising from Wood’s employment with AAI, and from any restrictions (contractual or otherwise) of Wood being employed by IMMS, the Company, or any of their respective affiliates.

F. In consideration of Wood’s execution of the Employment Agreement, and the execution of this Agreement by the Parties, the Company desires to issue limited liability company membership interests to AAI.

NOW, THEREFORE, for and in consideration of the mutual covenants and promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Execution of Employment Agreement. Wood shall execute the Employment Agreement concurrently with the execution of this Agreement.

2. Release. Subject to the execution of the Employment Agreement by Wood, and except for any obligations created under this Agreement, AAI, on behalf of itself, its assigns, agents, insurers, employees, partners, members, shareholders, representatives, accountants, attorneys, guarantors, predecessors, successors and all other persons or entities acting by, through, or in concert with it (the “Releasing Parties”), hereby fully release and discharge the Company, IMMS and Wood of and from any and all obligations owed to the Releasing Parties, including those obligations arising from Wood’s employment with AAI, and from any restrictions (contractual or otherwise) of Wood being employed by IMMS, the Company, or any of their respective affiliates, any actions, causes of action, in law or equity, in contract or in tort, under the statutes or laws of the United States or any state or other jurisdictions, lawsuits and all necessary and indispensable counterclaims, debts, claims, contracts, agreements, promises, liability, claims, demands, obligations, or damages the Releasing Parties have against the Company, IMMS and Wood as of the date of this Agreement. The releases set forth in this paragraph are and shall be complete, irrevocable and unconditional releases with respect to the matters being released, including both known and unknown claims, and the Releasing Parties hereby release all rights reserved to them under statutes of any jurisdiction that might restrict or limit the release of unknown claims.

3. Waiver of California Civil Code Section 1542. The Releasing Parties acknowledge that they have been made aware of and expressly waive any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known to him or her must have materially affected his or her settlement with the debtor.”

The Releasing Parties waive and release any rights that either may have under Section 1542 to the full extent that all such rights may lawfully be waived. The Releasing Parties each understand and acknowledge that the significance and consequence of this waiver of Section 1542 is that (a) even if a Party should eventually suffer additional damage, loss or injury arising out of the facts and circumstances of this Agreement, Wood’s employment with the Company or the termination of Wood’s employment with AAI, the Releasing Parties will not be able to make any claim for those damages, losses or injuries; and (b) the Releasing Parties will not be able to make any claim for any damage, loss or injury which may exist as of the date of this Agreement, but which the Releasing Parties may not know or realize to exist and which if known, would materially affect the Releasing Parties’ decision to execute this Agreement, regardless of whether that lack of knowledge is the result of ignorance, oversight, error, negligence or any other cause.

4. Voluntary Release. This Agreement and the releases included herein are freely and voluntarily executed by the Releasing Parties, after having been apprised of all relevant information and applicable law. The Releasing Parties, in executing this Agreement, have not relied upon any inducements, promises or representations made by any other Party, their representatives or their attorneys or advisors which have not been specifically incorporated in writing into the terms of this Agreement. The Releasing Parties have read this Agreement and have had its terms and consequences explained by their respective attorneys, or if they have not consulted with an attorney, have waived this right and voluntarily accept the Agreement, with its terms and consequences, as written.

5. Issuance of Company Membership Interests. Provided that (i) Wood executes the Employment Agreement, (ii) this Agreement has been executed by all Parties, and (iii) the representations and warranties and other information provided in paragraphs 6 through 9 below are true and accurate as of the Effective Date and remain true and accurate as if the date of the issuance by the Company of the membership interests, the Company agrees to issue limited liability company membership interests equivalent to 8.130081% of the Company (the “Company Membership Interests”) to AAI immediately prior to the closing of the Proposed Merger. The releases, issuance of the Company Membership Interests, execution of the Employment Agreement by Wood and any other transactions contemplated by this Agreement shall be deemed to have occurred immediately prior to the closing of the Proposed Merger, if the closing of the Proposed Merger shall occur. Notwithstanding anything to the contrary contained herein, if the Proposed Merger shall not have closed by July 31, 2008, this Agreement and the Employment Agreement shall be null and void, and the Company shall not be obligated to issue the Company Membership Interests to AAI. If and when the Proposed Merger closes, it is the understanding of the Parties that the Company Membership Interests would be substantially equivalent to 1,500,000 shares of restricted IMMS common stock; however, there can be no assurance that the Proposed Merger will close and the Company expressly makes no representations or warranties to that effect.

6. AAI Representations and Warranties. AAI represents and warrants to, and covenants with, the Company as follows:

a. AAI has received and had the opportunity to review documents containing current information on the Company, and has been given access to full and complete information regarding the Company, and has utilized such access to AAI’s satisfaction for the purpose of obtaining such information regarding the Company as the AAI has requested; and, particularly, AAI has been given reasonable opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Company Membership Interests and to obtain any additional information, to the extent available;

b. Except for information heretofore furnished to AAI, no representations or warranties have been made to AAI by the Company, any selling agent of the Company, or any agent, employee, or affiliate of the Company or such selling agent;

c. AAI believes that an investment in the Company Membership Interests is suitable for AAI based upon AAI’s investment objectives and financial needs. AAI (i) has adequate means for providing for AAI’s current financial needs and personal contingencies; (ii) has no need for liquidity in this investment; (iii) at the present time, can afford a complete loss of such investment; and (iv) does not have an overall commitment to investments which are not readily marketable that is disproportionate to AAI’s net worth, and AAI’s investment in the Company Membership Interests will not cause such overall commitment to become excessive;

d. AAI has such knowledge and experience in financial and business matters that AAI is capable of evaluating the merits and risk of an investment in the Company Membership Interests and has the net worth to undertake such risks;

e. AAI was not offered or sold the Company Membership Interests, directly or indirectly, by means of any form of general advertising or general solicitation, including, but not limited to, the following: (1) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar medium of or broadcast over television or radio; or (2) to the knowledge of the undersigned, any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;

f. AAI has obtained, to the extent AAI deems necessary, AAI’s own personal professional advice with respect to the risks inherent in the investment in the Company Membership Interests, and the suitability of an investment in the Company Membership Interests in light of AAI’s financial condition and investment needs;

g. AAI recognizes that the Company Membership Interests as an investment involves a high degree of risk;

h. AAI understands that the Company’s determination that the exemption from the registration provisions of the Securities Act of 1933, as amended (the “Act”), which is based upon non-public offerings and applicable to the offer and sale of the Company Membership Interests, is based, in part, upon the representations, warranties, and agreements made by AAI herein; and AAI consents to the disclosure of any such information, and any other information furnished to the Company, to any governmental authority, self-regulatory organization, or, to the extent required by law, to any other person;

i. AAI realizes that (i) the investment in the Company Membership Interests is a long-term investment; (ii) AAI must bear the economic risk of investment for an indefinite period of time because the Company Membership Interests have not been registered under the Act or under the securities laws of any state and, therefore, the Company Membership Interests cannot be resold unless they are subsequently registered under said laws or exemptions from such registrations are available; (iii) there is presently no public market for the Company Membership Interests and AAI may be unable to liquidate AAI’s investment in the event of an emergency, or pledge the Company Membership Interests as collateral for a loan; and (iv) the transferability of the Company Membership Interests is restricted and (A) requires conformity with the restrictions contained in paragraph 7 below and (B) legends will be placed on the instruments representing the Company Membership Interests referring to the applicable restrictions on transferability;

j. AAI was not organized for the specific purpose of acquiring the Company Membership Interests;

k. This Agreement has been duly authorized by all necessary action on the part of AAI, has been duly executed by an authorized officer or representative of AAI, and is a legal, valid and binding obligation of AAI enforceable in accordance with its terms; and

l. AAI has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Company Membership Interests and protecting AAI’s own interests in this transaction, and does not desire to utilize the services of any other person in connection with evaluating such merits and risks.

7. Restricted Nature of the Company Membership Interests. AAI has been advised and understands that (a) the Company Membership Interests have not been registered under the Act or applicable state securities laws and that the Company Membership Interests are being offered and sold pursuant to exemptions from such laws; (b) information provided to AAI may not have been filed with or reviewed by certain state securities administrators because of the limited nature of the offering; ( c) the Company is under no obligation to register the Company Membership Interests under the Act or any state securities laws or to take any action to make any exemption from any such registration provisions available. AAI represents and warrants that the Company Membership Interests are being acquired for AAI’s own account and for investment purposes only, and without the intention of reselling or redistributing the same; AAI has made no agreement with others regarding any of the Company Membership Interests; and AAI’s financial condition is such that it is not likely that it will be necessary to dispose of any of such Company Membership Interests in the foreseeable future. AAI is aware that, in the view of the Securities and Exchange Commission, a purchase of such securities with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market value, or any change in the condition of the Company, or in connection with a contemplated liquidation settlement of any loan obtained for the acquisition of such securities and for which such securities were pledged, would represent an intent inconsistent with the representations set forth above. AAI further represents and agrees that if, contrary to the foregoing intentions, AAI should later desire to dispose of or transfer any of such securities in any manner, AAI shall not do so unless and until (i) said Company Membership Interests shall have first been registered under the Act and all applicable securities laws; or (ii) AAI shall have first delivered to the Company a written notice declaring such holder’s intention to effect such transfer and describe in sufficient detail the manner and circumstances of the proposed transfer, which notice shall be accompanied, at the request of the Company, by a written opinion of legal counsel who shall be reasonably satisfactory to the Company which opinion shall be addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws.

8. Residence. AAI represents and warrants that AAI is a bona fide resident of, is domiciled in and received the offer and made the decision to invest in the Company Membership Interests in the state of Delaware and the Company Membership Interests are being acquired by AAI in AAI’s name solely for AAI’s own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization.

9. Investor Qualification. AAI represents and warrants that AAI is an accredited investor, as such term is defined in Rule 501 as promulgated under the Act, as amended, and comes within at least one category marked below, and that for any category marked AAI has truthfully set forth the factual basis or reason AAI comes within that category. AAI agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category I _____ AAI is an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a limited liability company, Massachusetts or similar business trust, or a partnership, with total assets in excess of $5,000,000, and which was not formed for the specific purpose of acquiring the Percentage Interests, and which is one of the following:

___ a corporation; or
___ a limited liability company; or
___ a partnership; or
___ a business trust; or
___ a tax-exempt organization described in Section 501(c)(3) of the  Internal Revenue Code of 1986, as amended.

_______________________________
_______________________________
_______________________________(describe entity)

____________
(Initial)

Category II _____ AAI is an entity in which all of the equity owners are Accredited Investors because each of the equity owners is at least one of the following:

____________
(Initial)

(a) ___ an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with the individual’s spouse, presently exceeds $1,000,000.

Explanation. In calculation of net worth the individual may include equity in personal property and real estate, including the individual’s principal residence, cash, short term investments, stocks and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

(b) ___ an individual (not a partnership, corporation, etc.) who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(c) ___ a bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which fiduciary is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors.

(d) ___ a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(e) ___ an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or a partnership, with total assets in excess of $5,000,000, and which was not formed for the specific purpose of acquiring the Percentage Interests, and which is one of the following:

___ a corporation; or
___ a partnership; or
___ a business trust; or
___ a tax-exempt organization described in Section 501(c)(3) of the  Internal Revenue Code of 1986, as amended.

_______________________________
_______________________________
_______________________________(describe entity)

(f) ___ a trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Company Membership Interests whose purchase is directed by a person who has knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in Company Membership Interests.

(g) ___ an executive officer or director of the Company.

(h) ___ an entity in which all of the equity owners are Accredited Investors.

10. Reliance on Representations. AAI understands the meaning and legal consequences of the representations, warranties, agreements, covenants, and confirmations set out above and agrees that the subscription made hereby may be accepted in reliance thereon. AAI agrees to indemnify and hold harmless the Company and any selling agent (including for this purpose their employees, and each person who controls either of them within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended) from and against any and all loss, damage, liability or expense, including reasonable costs and attorney’s fees and disbursements, which the Company, or such other persons may incur by reason of, or in connection with, any representation or warranty made herein not having been true when made. any misrepresentation made by AAI or any failure by AAI to fulfill any of the covenants or agreements set forth herein, or in any other document provided by AAI to the Company.

AAI MUST LOOK SOLELY TO, AND RELY ON, ITS OWN ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF INVESTING IN THE COMPANY MEMBERSHIP INTERESTS.

11. Indemnification of IMMS and the Company by Releasing Parties. The Releasing Parties shall indemnify and hold harmless IMMS, the Company and their members, shareholders, partners, parents, subsidiaries, affiliates, officers, directors, employees, agents, successors and assigns from and against any damages, claims, costs, losses, liabilities, expenses or obligations (including, without limitation, interest, penalties, costs of preparation and investigation, reasonable attorneys’, accountants’ and other professional advisors’ fees and associated expenses) incurred or suffered by the the IMMS or the Company, directly or indirectly, as a result of Wood’s execution of the Employment Agreement or any breach of this Agreement by the Releasing Parties.

12. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows:

If to AAI:
Attention: Brian M. Wood, President/CEO
2325 Country View Glen
Escondido, California 92026

If to Wood:
2325 Country View Glen
Escondido, California 92026

If to the Company:
Attention: Jeff Pink
5500 West Century Boulevard
Los Angeles, CA 90045

13. General Provisions.

a. General Interpretation. The terms and conditions of this Agreement have been negotiated by the Parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent. This Agreement shall be construed without regard to any presumption or rule requiring construction against the Party causing such instrument or any portion thereof to be drafted, or in favor of the Party receiving a particular benefit under the Agreement. No rule of strict construction will be applied against any Party.

b. Signatures –Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall not be effective until the execution and delivery between each of the Parties of at least one set of counterparts. The Parties authorize each other to detach and combine original signature pages and consolidate them into a single identical original. Any of such completely executed counterparts shall be sufficient proof of this Agreement. Facsimile copies of signature pages shall be effective and enforceable as originals.

c. Captions, Headings and Exhibits. The captions and headings of this Agreement are for convenience only and have no force and effect in the interpretation or construction of this Agreement. All exhibits attached hereto are by this reference incorporated herein as though fully set forth in this Agreement.

d. Severability. If any term, provision, covenant or condition of this Agreement shall be or become illegal, null, void or against public policy, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected, impaired or invalidated thereby. The term, provision, covenant or condition that is so invalidated, voided or held to be unenforceable shall be modified or changed by the Parties to the extent possible to carry out the intentions and directives set forth in this Agreement provided however this Agreement shall be void, in its entirety, if the consideration herefor fails, is rescinded, cancelled, or declared void or unenforceable for any reason.

e. Assignment of this Agreement.  No Party shall have the right to assign its rights or delegate any of its obligations or duties under this Agreement without the express written consent of all of the other Parties.

f. Successors and Assigns.  Except as restricted herein, this Agreement shall be binding on and shall inure to the benefit of the Parties and their respective legal representatives, successors and assigns.

g. Waiver. The waiver of any breach of any provision hereunder by any Party to this Agreement shall not be deemed to be a waiver of any preceding or subsequent breach hereunder, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

h. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of California, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction. Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts of the State of California in any such action, suit or proceeding, and agrees that any such action, suit or proceeding shall be brought only in such courts with venue for all purposes to be proper only in the state and federal courts located in Los Angeles County, California (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of California other than for such purpose.

i. Attorneys’ Fees.  If any action at law or equity, including an action for declaratory relief, is brought to enforce the provisions of this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys’ fees, incurred in bringing such action and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of the action and shall be paid whether or not such action is prosecuted to judgment. The attorneys’ fees to be awarded the prevailing Party may be determined by the court in the same action or in a separate action brought for that purpose. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of reasonable attorneys’ fees and costs incurred in enforcing such judgment. The award of attorneys’ fees shall not be computed in accordance with any court schedule, but shall be made so as to fully reimburse the prevailing Party for all reasonable attorneys’ fees, paralegal fees, experts fees, costs and expenses incurred in good faith, regardless of the size of the judgment, it being the intention of the Parties to compensate the prevailing Party for all reasonable attorneys’ fees, paralegal fees, experts fees, costs and expenses paid or incurred in good faith. For purposes of this section, attorneys’ fees shall include, without limitation, attorneys’ fees, paralegal fees, costs and expenses incurred in relation to any of the following: investigation, litigation, post judgment motions; contempt proceedings; garnishment, levy and debtor or third-Party examinations; discovery; and bankruptcy litigation.

j. No Third Party Rights. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties hereto and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any Party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any Party to this Agreement.

k. No Precedent. This Agreement is not intended to be, nor shall it be construed as, an interpretation of any preexisting agreement and shall not be used as evidence, or in any other manner, in any court or dispute resolution proceeding (with the exception of an action or proceeding to enforce the terms of this Agreement) to create, prove or interpret the obligations of any Party hereto or any of its individual members, associates, successors or predecessors under any other agreement with a Party or any non-Party to this Agreement.

l. Entire Agreement and Amendment. In conjunction with the matters considered herein, this Agreement and the Employment Agreement contain the entire understanding and agreement of the Parties and there have been no promises, representations, agreements, warranties or undertakings by any of the Parties, either oral or written, of any character or nature, hereafter binding except as set forth herein. This Agreement may be altered, amended or modified only by an instrument in writing, executed by the Parties to this Agreement and by no other means. Each Party waives its right to claim, contest or assert that this Agreement was modified, canceled, superseded or changed by any oral agreement, course of conduct, waiver or estoppel.

m. Survival of Representations, Warranties and Covenants. Each of the representations, warranties and covenants and agreements set forth in this Agreement shall survive the execution, delivery and performance of the obligations of and under this Agreement.

n. Additional Actions. Each Party agrees to do all acts and things to make, execute and deliver such written instruments and documents, as shall from time to time, be reasonably necessary to carry out the terms, provisions and intentions of this Agreement.

[Signature Page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and entered into as of the Effective Date.

AUTO ACQUISITION, INC. a Delaware corporation	BRIAN M. WOOD an individual

/s/ Brian M. Wood	/s/ Brian M. Wood
By: Brian M. Wood Its: President/CEO

EV RENTAL CARS, LLC a California limited liability company

/s/ Jeffrey S. Pink
By: Jeffrey S. Pink Its: Manager

EXHIBIT “A” TO GENERAL RELEASE AND MEMBERSHIP INTEREST ISSUANCE
AGREEMENT

Employment Agreement of Brian Wood with IMMS, Inc.